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                                                                   EXHIBIT 10.20

                             EARNEST MONEY CONTRACT

                                                                    May 27, 2003

IN CONSIDERATION OF TEN AND NO/100 ($10.00) DOLLARS, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Cooper Tools, Inc. ("Seller"), agrees to sell and convey to OYOG Operations, L.P. ("Purchaser"), and Purchaser agrees to buy upon the terms and conditions herein contained (this "Contract"), the property described in Exhibit A attached hereto and located at 7007 Pinemont, Houston, Texas, together with
(A) all buildings, improvements, structures, landscaping, trees, fences, fixtures and mechanical systems and other facilities situated therein or thereon including, but only to the extent actually owned by Seller, all boilers, radiators, heaters, furnaces, oil burners, elevators, motors, generators, transformers, storm and screen windows, shades and blinds, all lighting, heating, ventilation, security, air conditioning, sprinkling and plumbing equipment, water and power systems, telephone system, electric fixtures attached to the property, (B) certain personal property identified on Exhibit B attached hereto, and (C) all of Seller's right, title and interest in and to all easements and rights (whether or not of record), tenements, hereditaments, privileges, and appurtenances in any way belonging or pertaining to the property described in Exhibit A, including without limitation, all utility, wastewater and stormwater discharge capacity and rights (collectively the "Property"), under the following terms and conditions:

1.      PURCHASE PRICE AND EARNEST MONEY:

The total consideration for the sale of the Property is THREE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($ 3,800,000.00). Of that amount, FIFTY THOUSAND DOLLARS ($ 50,000.00) shall be payable as earnest money upon acceptance of the Contract by Seller ("Earnest Money"), which shall be placed, together with a fully executed copy of this Contract, in escrow with Houston Title Company ("Escrow Agent"). Should the terms of this Contract be closed, the Earnest Money shall be applied against the purchase price provided herein, but should Purchaser fail to carry out the terms of this Contract for any reason, except the failure of any condition to Purchaser's obligations hereunder, Seller shall have the right to receive the Earnest Money as liquidated damages and not as a penalty. Seller waives any right to sue for specific performance or damages for breach of Contract.

2.      SURVEY:

Seller shall furnish to Purchaser and the Escrow Agent within thirty (30) days from the beginning of the Inspection Period (hereinafter defined), two (2) copies each of a survey of the Property and a metes and bounds description, prepared and certified by a surveyor acceptable to the Purchaser, and upon which the Escrow Agent shall delete from the Owner's Title Policy ("Title Policy") the survey exception with respect thereto. The survey shall conform to the requirements of a Category 1A, Condition II Texas Land Title Survey, which survey and the

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certified field notes thereto shall be dated and certified after the effective date of this Contract. The cost of the survey shall be shared equally by Seller and Purchaser.

3.      TITLE COMMITMENT:

Seller shall furnish to Purchaser, within twenty (20) days from the beginning of the Inspection Period, a current Title Commitment ("Title Commitment") from the Escrow Agent. Purchaser shall have twenty (20) days from the date of receipt of such Title Commitment to state any objections to title. Exceptions shown on the Title Commitment not objected to by Purchaser by delivery of written notification to Seller within twenty (20) days from the receipt of the Title Commitment, shall be deemed to be acceptable to Purchaser as if specified herein. The foregoing accepted exceptions are collectively referred to herein as the "Permitted Exceptions". Upon receipt of written notice of Purchaser's objections, Seller shall have a reasonable time, not to exceed thirty (30) days from the date of receipt of such written notice, in which to remedy or remove such exception(s) objected to by Purchaser.

If Seller is unable or unwilling to remove or remedy any survey matter or title exceptions objected to by Purchaser within thirty (30) days from the date of written notice of such Purchaser's objections, then each of Purchaser and Seller shall have the right to terminate this Contract, unless Purchaser elects to waive any such objections and notifies Seller thirty (30) days before the date of closing (hereinafter defined) that (a) such title objections are now Permitted Exceptions and (b) of Purchaser's intentions to close the transaction contemplated herein. If the Contract is canceled in accordance with this provision, the Purchaser shall be entitled to a refund of the Earnest Money and neither Seller nor Purchaser shall have any other liability to the other. The Seller shall convey the Property to the Purchaser at closing subject only to the Permitted Exceptions. It is specifically understood, however, that no deed of trust lien, mortgage, security interest, mechanic's and materialman's lien, or other lien or security interest securing the payment of money, as may be shown on Schedule C of the Title Commitment, shall be deemed a "Permitted Exception" whether or not objected to by Purchaser; and Seller agrees to cause to be released of record at closing all such monetary liens. Seller further warrants that the Property is presently occupied solely by Seller or an affiliate of Seller, and that at closing there will be no tenants-in-possession, or parties-in-possession, other than Seller as herein permitted.

4.      CLOSING:

                (i) The closing of the transaction contemplated hereby shall be held on or before August 15, 2003, or upon such earlier date as Purchaser and Seller may mutually elect, with the closing to be held in the offices of the Title Company. The terms "closing" and "date of closing" as used in this Contract shall refer to the date and place of closing as determined by the terms of this paragraph.

        (b) Seller agrees to execute and deliver to Purchaser at closing a Special Warranty Deed ("Deed") conveying the Property subject only to the Permitted Exceptions, if any, and to provide and pay for the Title Policy in the amount of the total consideration for the Property.

                                        2

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        (c)     Except as otherwise stated herein, possession of the Property shall be delivered by Seller to Purchaser on the date of closing.

        (d) Ad valorem taxes for the year 2003, shall be prorated as of the date of closing. The 2003 ad valorem taxes shall be based on the year 2002 tax bills. Purchaser and the Seller shall promptly re-prorate the taxes at such time as the year 2003 ad valorem taxes are available. The Purchaser shall pay all transfer taxes, if any. This provision shall survive closing, and shall not merge into the Deed.

        (e) The Seller shall execute and deliver to the Purchaser or the Escrow Agent, as the case may be, in a commercially acceptable form the following documents at or prior to the closing:

                (i)     The Special Warranty Deed;

                (ii)    Real Estate Transfer Tax Declaration (if applicable);

                (iii) Blanket Bill of Sale as to any personal or intangible property located on the Property, other than any personal or intangible property identified by the Purchaser to be excluded from the conveyance herein;

                (iv)    FIRPTA Affidavit;

                (v) State of Texas Withholding Tax Affidavit (if applicable);

                (vi)    Owner's Affidavit;

                (vii)   Sale Closing Statement;

                (viii) Corporate resolution and incumbency certificate authorizing the conveyance of the Property pursuant to the terms hereof and authorizing the respective officers to execute and deliver closing documents with respect to such conveyance; and

                (ix) Such documents and instruments as are required by the issuer of the Title Policy to issue such Title Policy without exception, except for the Permitted Exceptions.

                (x) Tax Certificates furnished by the tax collector stating all taxes paid through 2002.

                (xi)    All keys to the Property.

        (f) The parties shall cooperate with each other to fulfill their respective responsibilities under any applicable law concerning notifications or filings regarding the transfer of property containing environmental contamination. The form and content of all closing documents, including without limitation those listed above, shall be reasonably acceptable to both parties.

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5.      EFFECTIVE DATE:

This Contract shall be effective upon the date that both Purchaser and Seller have executed and delivered this Contract, and Purchaser has deposited the Earnest Money with the Escrow Agent ("Effective Date"). All critical dates referenced in this Contract shall be calculated from the Effective Date.

6.      INSPECTION PERIOD:

This Contract is contingent upon Purchaser having a period of forty-five (45) days after the effective date of this Contract in which to conduct an inspection of the Property ("Inspection Period"), including all the electrical systems, mechanical systems and the general structure of the Property. Seller agrees to disclose to Purchaser any and all relevant and material information which, to the best of Seller's knowledge, Seller has in Seller's possession regarding the condition of the Property including, but not limited to, the presence and location of asbestos containing materials, PCB containing equipment, toxic, hazardous or contaminated substances and underground storage tanks, in, on or about the Property. Purchaser shall maintain the confidentiality of all such information received from Seller, and shall not disclose the information to any other person except Purchaser's counsel and environmental consultant. Prior to Seller providing any information regarding the condition of the Property, Purchaser shall execute and return to Seller the Confidentiality Agreement attached hereto as Exhibit C. During said forty-five (45) day Inspection Period Purchaser may have the Property inspected and a written study (the "Study") prepared, to determine the environmental suitability of the Property to Purchaser's intended use. During this inspection, Purchaser may install soil borings and temporary groundwater monitoring wells, conduct percolation tests and other investigation activities to determine the presence of any asbestos, soil or groundwater contamination, radioactivity, methane, radon, volatile hydrocarbons, underground storage tanks or any other substances or conditions which may be deemed hazardous or toxic as same may be defined by any federal, state or local government hereby having jurisdiction over the Property, and Seller encourages and invites Purchaser to conduct its own environmental inspection of the Property; provided, however, as follows: Purchaser must submit to Seller prior to any drilling, testing or other invasive investigation whatsoever on the site, a work plan (the "Work Plan') prepared by Purchaser's environmental consultant showing the location of any proposed testing or drilling and providing the scope of all work to be performed at the site. Seller shall have fifteen (15) days from the receipt of the Work Plan to approve or disapprove, in Seller's sole discretion, Purchaser's continued investigation of the site. In the event Purchaser does not receive Seller's written approval of the Work Plan within fifteen (15) days, this Contract shall be void and the Earnest Money returned to Purchaser.

If in Purchaser's sole judgment and discretion the above inspections and review of materials render the Property unacceptable to Purchaser, Purchaser shall notify Seller as such in writing prior to the end of the Inspection Period, whereupon this Contract shall terminate and Purchaser shall receive a full refund of its Earnest Money with no further obligation. Seller reserves the right to continue to conduct its own inspections including additional environmental investigation of the Property during the Inspection Period and, in Seller's sole discretion, cancel this Contract

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and refund all of the Earnest Money to Purchaser with no further obligation;
provided further that, Seller shall reimburse Purchaser for all actual expenses incurred in connection with Purchaser's inspection of the Property, not to exceed TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00). Seller and Purchaser may agree (neither being under any obligation to so agree) in writing to a plan of action mutually acceptable to both whereby any condition rendering the Property unacceptable to Purchaser shall be remedied.

A Seller's representative may be present during Purchaser's environmental inspection. At Seller's request, Seller shall be given a copy of Purchaser's Study and all other written materials created during Purchaser's environmental inspection immediately upon its completion, without regard for whether or not the transaction contemplated herein is ever closed. Purchaser shall return to Seller, upon Seller's request, the originals and all copies of Purchaser's Study and all other written materials created during Purchaser's environmental inspection, and all copies of all records, studies, reports and other materials which have been supplied to Purchaser by Seller, if this transaction, for whatever reason, should fail to close. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all claims, demands, proceedings, liabilities and obligations arising from or related to environmental conditions that may arise out of or be aggravated by the performance of Purchaser's environmental inspection. Without in any way limiting the indemnity in the immediately preceding sentence, should Purchaser's environmental and/or general inspection cause damage to or aggravate the environmental and/or general condition of the Property, then Purchaser shall unconditionally absorb and pay for, all expenses related to returning the Property to its original condition existing prior to the performance of Purchaser's environmental and/or general inspection, whether or not the transaction contemplated herein ever closes. This paragraph shall survive the delivery of title or termination of this Contract, and shall not merge into the Deed.

Prior to the end of the Inspection Period, Purchaser shall notify Seller in writing of any environmental conditions which Purchaser desires Seller to remedy. If Seller is unwilling to remedy such conditions, then each of Purchaser and Seller may terminate this Contract within fifteen (15) days after Seller's receipt of Purchaser's notification of such conditions, in which event both parties will be released and Purchaser's Earnest Money deposit will be returned in full. If it becomes necessary following closing for Seller to investigate or remedy any environmental condition for which Seller is responsible, Seller shall make a written request to Purchaser stating the nature of the environmental investigation or remediation to be performed and the time and date Seller or Seller's consultants/contractors will require access to the Property. In the event Purchaser allows Seller to investigate or remediate an environmental condition as requested by Seller, Seller shall indemnify, defend and hold Purchaser harmless from and against any and all claims, demands, proceedings, liabilities and obligations arising from or related to environmental conditions that may arise out of or be aggravated by Seller's performance of such environmental inspection or remediation. In no event shall Seller be liable to Purchaser for any disruption of Purchaser's business arising from Seller's investigation or remediation of any environmental condition. If Purchaser refuses or in any way restricts Seller's access to the Property, including the failure to timely respond to Seller's written request as stated herein, Purchaser shall indemnify Seller from any claims, liabilities, damages, injuries and costs arising

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as a consequence of Seller not gaining access to the Property. This paragraph shall survive the delivery of title, and shall not merge into the Deed.

Prior to the end of the Inspection Period, Purchaser shall determine if the Property is adequately zoned for Purchaser's intended use. If Purchaser determines the Property is not so zoned, Purchaser may notify Seller thereof prior to the end of the Inspection Period and receive a full refund of the Earnest Money with no further obligation.

During the Inspection Period, Seller shall make a reasonable effort to provide to Purchaser certain information regarding the Property including:

        (a) Summary of property/facility-related costs for the Property for each of the last three calendar years and, to the extent available, the first three months of 2003, including but not limited to, electricity, gas, water, property taxes, factory maintenance, office maintenance, yard maintenance, security and any other ongoing property-related costs.

        (b) Summary of any fixed asset additions to the Property (including any capitalized repairs and maintenance not included above) for the last three years and the first three months of 2003.

        (c) To the extent such information is in Seller's actual possession, copies of drawings of the current building layout and any existing surveys.

        (d) To the extent such information is in Seller's actual possession, an inventory of any and all spare parts for the electrical bussing equipment.

        (e) To the extent such information is in Seller's actual possession, a certification of the electrical capacity available to the building.

        (f) To the extent such information is in Seller's actual possession, current plans and specifications on the Property, including all information relative to network cabling.

7.      CONTINGENCIES:

The obligations of the Purchaser hereunder are subject to the satisfaction of the following conditions precedent:

        (a) The issuance of the Title Policy in favor of the Purchaser subject only to the Permitted Exceptions;

        (b) The execution and delivery of the documents and instruments required under Section 4 hereof; and

        (c) The execution and delivery of broker lien waivers by the Brokers (as hereinafter defined) in form acceptable to the parties.

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8.      LIABILITIES:

Purchaser accepts the Property in its "as is, where is" condition. Purchaser assumes, shall be liable for, and will indemnify, defend and hold Seller harmless from and against, any claims, demands, proceedings, liabilities, obligations, damages, injuries and costs arising as a consequence of Purchaser's inspections, ownership, use, occupancy or operation of the Property. Purchaser's use of the Property shall not include any residential, health care, childcare or school uses. The indemnification obligations of this Section 8 shall survive closing, and shall not merge into the Deed.

Except with respect to the special warranty of title set forth in the Deed and the representations and warranties of Seller herein expressly made: (A) Purchaser specifically agrees that Seller shall have no statutory, common law or other liability regarding the Property; (B) the Purchaser hereby irrevocably waives any and all rights, claims, causes of action or theories of liability it might otherwise have relating to the purchase of the Property against Seller or its affiliates under or based upon any principle of equity or any federal, state, local or foreign statute, law, ordinance, rule or regulation; and (C) without limiting the foregoing, the Purchaser waives any rights it may have to contribution from the Seller or any of its affiliates under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

9.      SELLER'S DEFAULT:

Should Seller fail to materially comply with any of the requirements of this Contract pending closing, Purchaser may cancel this Contract by giving Seller written notice thereof, and in such event the Earnest Money shall be returned to Purchaser. Purchaser waives any right to sue for specific performance or damages for breach of Contract. However, Purchaser shall be entitled to reimbursement for all actual expenses incurred in connection with Purchaser's inspection of the Property, not to exceed TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00).

10.     CONDEMNATION OR PROPERTY DAMAGE:

If prior to the closing, all or any substantial part of the Property is condemned, damaged or destroyed, Purchaser shall have the option of either (A) applying the proceeds of any condemnation award or insurance policies to reduce the total consideration provided herein or (B) declaring this Contract terminated by delivering written notice of termination pursuant to this paragraph to Seller within ten (10) days of the date Seller notifies Purchaser in writing of such condemnation, damage or destruction. In the event of such termination pursuant to this section, Purchaser shall be entitled to a refund of the Earnest Money.

11.     SELLER'S REPRESENTATIONS:

Except as disclosed in any Materials (as defined in Exhibit C) provided from Seller to Purchaser, Seller warrants that to the best of its actual knowledge Seller has not received written notice of, nor is aware of, any unresolved (i) requirements from any City, County, State or other governmental authority having jurisdiction, for any work to be done on or affecting the Property

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or any intent to require or make special improvements to or for the benefit of the Property, or (ii) claims of any governmental authority as to non-compliance with any Environmental Laws (defined below); (iii) claims of any governmental authority that the Property is not in compliance with any zoning or other use requirements or laws; or (iv) pending or threatened condemnation proceedings. Seller further warrants to the best of its actual knowledge that there are no underground storage tanks or hazardous substances or hazardous wastes in, on, under or about the Property, except as may be disclosed in any Materials provided from Seller to Purchaser. As used herein, "Environmental Laws" means all laws, and any rules, regulations, ordinances, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder, of federal, state and local government (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including without limitation CERCLA, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended. Seller further warrants that in the event any such notice is received prior to closing, Seller shall submit all such notices to Purchaser for examination and approval. Should Purchaser find any such notice unacceptable and notifies Seller in writing of such finding within five (5) days from the date Purchaser receives such notice, this Contract may be canceled at Purchaser's option without further liability to either party, and Purchaser shall be entitled to a refund of the Earnest Money.

12.     ASSIGNMENT BY PURCHASER:

This Contract shall not be assignable by Purchaser; provided, however, from the Effective Date until ten (10) business days prior to Closing, Purchaser may, subject to Seller's prior written approval, assign this Contract and all rights hereunder to an affiliate of Purchaser, provided the assignee shall assume in writing all the obligations of Purchaser hereunder, and the Purchaser shall not be relieved of its obligations hereunder.

13.     BROKER'S COMMISSION:

Purchaser and Seller warrant to the Brokers and to each other that they have dealt with no real estate broker in connection with this sale other than CB Richard Ellis ("Seller's Agent") and Caldwell Watson Real Estate Group ("Purchaser's Agent") (collectively, Seller's Agent and Purchaser's Agent are referred to herein as the "Brokers"), and that no other broker is entitled to any commission on account of this Contract. Seller has agreed to pay a 5% commission as herein below provided, but only if this sale actually closes and not otherwise. Purchaser and the Seller hereby indemnify each other against all claims, damages, fees, causes of action or liabilities whatsoever arising out of the indemnifying party engaging or using any real estate broker, finder or intermediary in connection with the transaction contemplated hereby other than the Brokers. This paragraph shall closing and shall not merge into the Deed.

14.     SELLER'S DISCLAIMER:

EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT, SELLER DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, AS TO THE USE, CONDITION, VALUE OF OR FITNESS OF THE PROPERTY AND BY

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CLOSING PURCHASER ACCEPTS THE PROPERTY IN ITS "AS IS, WHERE IS" CONDITION, WITH
ALL FAULTS. WITHOUT IN ANY WAY LIMITING THE DISCLAIMER IN THE IMMEDIATELY PRECEDING SENTENCE, SELLER FURTHER DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, THAT ANY INFORMATION AVAILABLE TO PURCHASER FROM SELLER, THIRD PARTIES (INCLUDING GOVERNMENTAL AGENCIES) OR OTHER SOURCES, FULLY, FAIRLY OR ACCURATELY REPRESENTS THE EXTENT OF ENVIRONMENTAL CONTAMINATION, CONDITIONS AFFECTING ENVIRONMENTAL MATTERS OR COMPLIANCE OR NONCOMPLIANCE WITH ENVIRONMENTAL LAWS.

15.     SPECIAL PROVISIONS:

NA

16.     MISCELLANEOUS:

        (a)     Time is of the essence of this Contract.

        (b) If any term or condition of this Contract shall be held to be invalid or unenforceable, the remainder of the Contract shall not be affected thereby.

        (c) This Contract constitutes the entire agreement of the parties hereto and, unless specified otherwise herein, no representation, inducement, promises or prior agreements, oral or written, between the parties or made by any agent on behalf of the parties or otherwise shall be of any force and effect.

        (d) This Contract shall be construed and interpreted under the laws of the State of Texas.

        (e) Purchaser and Seller shall at closing execute all other papers and documents that may become necessary in order to close this transaction as may be suggested by the counsel of either party hereto and approved by the other party's counsel, both reasonably acting.

        (f) Any notice hereunder must be in writing, and shall be effective when deposited in the United States Mail, Certified Return Receipt Requested or otherwise only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall be as set forth below or as may be designated from time to time.

        (g) Neither party to this Contract shall make a public announcement regarding the transaction contemplated herein prior to the closing of such transaction, unless first approved in writing by the other party hereto. The provisions of this Section shall not limit the ability of the Purchaser, however, to disclose this Contract to: (i) any of its advisors; and (ii) any of its lenders and their advisors.

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PURCHASER:                                  SELLER:

OYOG OPERATIONS, L.P.                       COOPER TOOLS, INC.


By:    /s/ Thomas McEntire                  By:    /s/ Randall Ammerman
      -----------------------                      -----------------------
Name:  Thomas T. McEntire                   Name:  Randall B. Ammerman
Title: CFO                                  Title: Vice President


Address:                                    Address:

127540 South Kirkwood                       600 Travis, Suite 5800
Stafford, Texas 77477                       Houston, Texas 77002
Attn: Tom McEntire                          Phone: 713-208-8400
Phone: 281-494-8282                         Fax:   713-208-8981
Fax:   281-494-8310
                                            By:    /s/ James  T. Buccall
                                                  ------------------------
                                            Name:  James  T. Buccall
                                            Title: Vice President

                                       10

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Seller agrees to pay Seller's Agent five percent (5%) of the total consideration provided herein as a commission for services rendered in effecting the sale, payable at the time of closing, Seller's Agent has agreed to pay to Purchaser's Agent one-half (1/2) thereof. Seller's Agent and Purchaser's Agent shall indemnify and hold Seller and Purchaser harmless from any claim arising from payment of the commission due hereunder.

AGENT FOR SELLER:                      AGENT FOR PURCHASER:
Broker: CB Richard Ellis               Broker: Caldwell Watson Real Estate Group

By:      /s/                           By:   /s/
     -----------------------------         ------------------------------
Broker ID Number: 0304215              Broker ID Number: 0409575
Phone:   713-840-6678                  Phone:   713-690-0000

Received this 30th day of May, 2003, $50,000.00 as Earnest Money, and a fully executed copy of the above Contract.

Escrow Agent: P.J. Whitworth, V.P.

By:    /s/ Michele Bell
      ----------------------------
Title: Assistant

Address:  777 Post Oak Blvd #200
          Houston, Tx 77056
Phone:    713-626-9220 x 321